Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 22, 2018
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Fourth Quarter 2017 Net Income, an Increase of 26% Over Prior Year, and Record Full-Year 2017 Net Income of $257.7 million, an Increase of 25% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $68.8 million or $1.17 per diluted common share for the fourth quarter of 2017 compared to net income of $65.6 million or $1.12 per diluted common share for the third quarter of 2017 and $54.6 million or $0.94 per diluted common share for the fourth quarter of 2016. The Company recorded net income of $257.7 million or $4.40 per diluted common share for the year ended 2017 compared to net income of $206.9 million or $3.66 per diluted common share for the same period of 2016.

Highlights of the Fourth Quarter of 2017 *:

•	Total assets increased by $558 million from the prior quarter and now total $27.9 billion.

•	Total deposits increased $288 million to $23.2 billion with non-interest bearing deposit accounts now comprising 29% of total deposits.

•	Total loans, excluding the reclassification of covered loans and mortgage loans held-for-sale, increased by $681 million from the prior quarter.

•
Net interest margin increased primarily as a result of higher earning asset yields. This increase as well as $175 million of growth in average earning assets since the third quarter of 2017 drove a $3.1 million increase in net interest income over the prior quarter.

•
Net charge-offs, excluding covered loans, decreased to $3.7 million. Net charge-offs as a percentage of average total loans, excluding covered loans, decreased to seven basis points for the fourth quarter of 2017 and for the full-year 2017.

•	Allowance for loan losses as a percentage of total non-performing loans remained strong at 153%.

•	Recorded a $7.6 million net tax benefit related to the enactment of the Tax Cuts and Jobs Act on December 22, 2017 ("Tax Reform").

•
Recorded an increase of $8.4 million in bonus and long-term performance-based incentive compensation as a result of higher current and projected earnings as impacted by the higher rate environment, lower taxes and balance sheet growth.

•
Increase in professional fees primarily as a result of $1.6 million of additional consulting costs related to continued investments in various areas of the Company including technology and an enhanced customer experience.

•	Increase in benefits expense primarily due to a $1.2 million negative adjustment of pension obligations assumed in previous acquisitions.

•	Entered into agreements with the Federal Deposit Insurance Corporation (“FDIC”) that terminated all existing loss share agreements with the FDIC.

•	Opened one new branch in Rolling Meadows, Illinois to continue to expand our market area.

* See "Supplemental Financial Measures/Ratios" on pages 11-12 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income for the fourth quarter of 2017 and for the full year of 2017. These results were driven by our continued strong asset growth throughout 2017 and an increased net interest margin as we continue to benefit from rising interest rates. The fourth quarter of 2017 was also characterized by strong deposit growth and a $7.6 million net tax benefit from Tax Reform."

Mr. Wehmer continued, “We experienced strong loan growth among our various loan categories, including the commercial, commercial real estate and life premium finance receivables portfolios. Excluding the reclassification of covered loans and mortgage loans held-for-sale, we grew our loan portfolio by $681 million during the fourth quarter. Our loan pipelines remain consistently strong. The increased loan volume and continued improvement in net interest margin from rising interest rates helped net interest income increase by $3.1 million. We remain well positioned for expected rising rates in the future. Deposit growth was strong in the fourth quarter of 2017 as deposits increased $288 million and exceeded $23 billion as of the end of the fourth quarter. Total deposit growth included $290 million of growth from demand deposits, which now total $6.8 billion and comprise 29% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “During the fourth quarter of 2017, the Company continued its practice of addressing and resolving non-performing credits in a timely fashion. Excluding covered loans, net charge-offs totaled $3.7 million in the current quarter, decreasing $778,000 from the third quarter of 2017. Additionally, net charge-offs as a percentage of average total loans, excluding covered loans, decreased to 0.07% from 0.08% in the third quarter. For the full year of 2017, net charge-offs as a percentage of average total loans, excluding covered loans, decreased to 0.07% from 0.09% in the full year of 2016. Total non-performing loans, excluding covered loans, increased $12.2 million in the fourth quarter of 2017, or 0.42% of total loans, excluding covered loans. This increase was primarily the result of one relationship within the commercial real estate portfolio totaling $11.1 million becoming non-performing during the period. Additionally, the allowance for loan losses as a percentage of non-performing loans, excluding covered loans, remained strong at 153%. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “The wealth management business unit's strong contribution to revenue continued in the fourth quarter of 2017 with wealth management revenue increasing $2.1 million during the period as a result of continued growth in assets under management. Mortgage banking revenue in the fourth quarter of 2017 totaled $27.4 million, a slight decrease of $773,000 compared to the third quarter of 2017. Mortgage banking revenue for the fourth quarter of 2017 compared to the third quarter of 2017 was impacted by a $46,000 positive fair value adjustment related to mortgage servicing rights assets compared to a $2.2 million negative fair value adjustment in the third quarter of 2017. Mortgage loan origination volumes in the fourth quarter of 2017 totaled $879 million compared to $956 million in the third quarter of 2017 as a result of typical seasonality in our market area. Purchases represented 67% of the volume for the fourth quarter of 2017 compared to 80% in the third quarter of 2017. Our mortgage pipeline remains strong. We continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions. The recently completed acquisition of Veterans First Mortgage in early January 2018 will assist us to grow our mortgage banking business with opportunities to expand in both size and delivery channels."

Turning to the future, Mr. Wehmer stated, “Wintrust continues to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. As 2017 comes to a close, we expect our growth engine to continue its momentum into 2018 in all areas of our business while focusing on expense control to achieve our goal of a net overhead ratio below 1.50% in 2018. Loan growth at the end of the fourth quarter of 2017 should add to this momentum as period-end loan balances, excluding covered loans and mortgage loans held-for-sale, exceeded the fourth quarter average balance by $560 million. We remain well-positioned for a rising rate environment in the future, which, coupled with this loan growth, should continue to grow net interest income. Additionally, Tax Reform at the end of the year is expected to help fuel our growth engine and increase profitability as we enter 2018. At this time, we expect our effective income tax rate for the full year of 2018 to be approximately 26%-27%, excluding any impact of excess tax benefits associated with share-based compensation, compared to an effective tax rate, excluding any impact of such excess tax benefits and Tax Reform, of approximately 37.5% for the full year of 2017. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the fourth quarter of 2017 and the year ended 2017.

Wintrust’s key operating measures and growth rates for the fourth quarter of 2017, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 3nd Quarter 2017		% or basis point (bp) change from 4rd Quarter 2016
	Three Months Ended
(Dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016
Net income	$68,781	$65,626	$54,608	5%		26%
Net income per common share – diluted	$1.17	$1.12	$0.94	4%		24%
Net revenue (1)	$300,137	$295,719	$276,053	1%		9%
Net interest income	$219,099	$215,988	$190,778	1%		15%
Net interest margin	3.45%	3.43%	3.21%	2	bp	24	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.49%	3.46%	3.23%	3	bp	26	bp
Net overhead ratio (3)	1.69%	1.53%	1.48%	16	bp	21	bp
Return on average assets	1.00%	0.96%	0.85%	4	bp	15	bp
Return on average common equity	9.39%	9.15%	8.32%	24	bp	107	bp
Return on average tangible common equity (non-GAAP) (2)	11.65%	11.39%	10.68%	26	bp	97	bp
At end of period
Total assets	$27,915,970	$27,358,162	$25,668,553	8%		9%
Total loans, excluding loans held-for-sale, excluding covered loans	21,640,797	20,912,781	19,703,172	14%		10%
Total loans, including loans held-for-sale, excluding covered loans	21,954,389	21,283,063	20,121,546	13%		9%
Total deposits	23,183,347	22,895,063	21,658,632	5%		7%
Total shareholders’ equity	2,976,939	2,908,925	2,695,617	9%		10%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Years Ended
(Dollars in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Selected Financial Condition Data (at end of period):
Total assets	$27,915,970	$27,358,162	$25,668,553
Total loans, excluding loans held-for-sale and covered loans	21,640,797	20,912,781	19,703,172
Total deposits	23,183,347	22,895,063	21,658,632
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	2,976,939	2,908,925	2,695,617
Selected Statements of Income Data:
Net interest income	$219,099	$215,988	$190,778	$832,076	$722,193
Net revenue (1)	300,137	295,719	276,053	1,151,582	1,047,623
Net income	68,781	65,626	54,608	257,682	206,875
Net income per common share – Basic	$1.19	$1.14	$0.98	$4.53	$3.83
Net income per common share – Diluted	$1.17	$1.12	$0.94	$4.40	$3.66
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.45%	3.43%	3.21%	3.41%	3.24%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.49%	3.46%	3.23%	3.44%	3.26%
Non-interest income to average assets	1.18%	1.17%	1.32%	1.21%	1.34%
Non-interest expense to average assets	2.87%	2.70%	2.80%	2.78%	2.81%
Net overhead ratio (3)	1.69%	1.53%	1.48%	1.56%	1.47%
Return on average assets	1.00%	0.96%	0.85%	0.98%	0.85%
Return on average common equity	9.39%	9.15%	8.32%	9.26%	8.37%
Return on average tangible common equity (non-GAAP) (2)	11.65%	11.39%	10.68%	11.63%	10.90%
Average total assets	$27,179,484	$27,012,295	$25,611,060	$26,369,702	$24,292,231
Average total shareholders’ equity	2,942,999	2,882,682	2,689,876	2,842,081	2,549,929
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.3%	91.8%	89.6%	92.7%	90.9%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.4%	92.1%	89.9%	92.9%	91.4%
Common Share Data at end of period:
Market price per common share	$82.37	$78.31	$72.57
Book value per common share (2)	$50.96	$49.86	$47.12
Tangible common book value per share (2)	$41.68	$40.53	$37.08
Common shares outstanding	55,965,207	55,838,063	51,880,540
Other Data at end of period:(6)
Leverage Ratio (4)	9.3%	9.2%	8.9%
Tier 1 capital to risk-weighted assets (4)	9.9%	10.0%	9.7%
Common equity Tier 1 capital to risk-weighted assets (4)	9.4%	9.5%	8.6%
Total capital to risk-weighted assets (4)	12.0%	12.2%	11.9%
Allowance for credit losses (5)	$139,174	$134,395	$123,964
Non-performing loans	90,162	77,983	87,454
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.63%
Non-performing loans to total loans	0.42%	0.37%	0.44%
Number of:
Bank subsidiaries	15	15	15
Banking offices	157	156	155

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)
(In thousands)	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Cash and due from banks	$277,534	$251,896	$267,194
Federal funds sold and securities purchased under resale agreements	57	56	2,851
Interest bearing deposits with banks	1,063,242	1,218,728	980,457
Available-for-sale securities, at fair value	1,803,666	1,665,903	1,724,667
Held-to-maturity securities, at amortized cost	826,449	819,340	635,705
Trading account securities	995	643	1,989
Federal Home Loan Bank and Federal Reserve Bank stock	89,989	87,192	133,494
Brokerage customer receivables	26,431	23,631	25,181
Mortgage loans held-for-sale	313,592	370,282	418,374
Loans, net of unearned income, excluding covered loans	21,640,797	20,912,781	19,703,172
Covered loans	—	46,601	58,145
Total loans	21,640,797	20,959,382	19,761,317
Allowance for loan losses	(137,905)	(133,119)	(122,291)
Allowance for covered loan losses	—	(758)	(1,322)
Net loans	21,502,892	20,825,505	19,637,704
Premises and equipment, net	621,895	609,978	597,301
Lease investments, net	212,335	193,828	129,402
Accrued interest receivable and other assets	567,374	580,612	593,796
Trade date securities receivable	90,014	189,896	—
Goodwill	501,884	502,021	498,587
Other intangible assets	17,621	18,651	21,851
Total assets	$27,915,970	$27,358,162	$25,668,553
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,792,497	$6,502,409	$5,927,377
Interest bearing	16,390,850	16,392,654	15,731,255
Total deposits	23,183,347	22,895,063	21,658,632
Federal Home Loan Bank advances	559,663	468,962	153,831
Other borrowings	266,123	251,680	262,486
Subordinated notes	139,088	139,052	138,971
Junior subordinated debentures	253,566	253,566	253,566
Trade date securities payable	—	880	—
Accrued interest payable and other liabilities	537,244	440,034	505,450
Total liabilities	24,939,031	24,449,237	22,972,936
Shareholders’ Equity:
Preferred stock	125,000	125,000	251,257
Common stock	56,068	55,940	51,978
Surplus	1,529,035	1,519,596	1,365,781
Treasury stock	(4,986)	(4,884)	(4,589)
Retained earnings	1,313,657	1,254,759	1,096,518
Accumulated other comprehensive loss	(41,835)	(41,486)	(65,328)
Total shareholders’ equity	2,976,939	2,908,925	2,695,617
Total liabilities and shareholders’ equity	$27,915,970	$27,358,162	$25,668,553

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest income
Interest and fees on loans	$229,738	$227,120	$199,155	$868,881	$741,001
Interest bearing deposits with banks	2,723	3,272	1,541	9,252	4,236
Federal funds sold and securities purchased under resale agreements	—	—	1	2	4
Investment securities	18,160	16,058	12,954	63,315	62,038
Trading account securities	2	8	32	25	75
Federal Home Loan Bank and Federal Reserve Bank stock	1,067	1,080	1,144	4,370	4,287
Brokerage customer receivables	150	150	186	623	816
Total interest income	251,840	247,688	215,013	946,468	812,457
Interest expense
Interest on deposits	24,930	23,655	16,413	83,326	58,409
Interest on Federal Home Loan Bank advances	2,124	2,151	2,439	8,798	10,886
Interest on other borrowings	1,600	1,482	1,074	5,370	4,355
Interest on subordinated notes	1,786	1,772	1,779	7,116	7,111
Interest on junior subordinated debentures	2,301	2,640	2,530	9,782	9,503
Total interest expense	32,741	31,700	24,235	114,392	90,264
Net interest income	219,099	215,988	190,778	832,076	722,193
Provision for credit losses	7,772	7,896	7,350	29,768	34,084
Net interest income after provision for credit losses	211,327	208,092	183,428	802,308	688,109
Non-interest income
Wealth management	21,910	19,803	19,512	81,766	76,018
Mortgage banking	27,411	28,184	35,489	113,472	128,743
Service charges on deposit accounts	8,907	8,645	8,054	34,513	31,210
Gains on investment securities, net	14	39	1,575	45	7,645
Fees from covered call options	1,610	1,143	1,476	4,402	11,470
Trading gains (losses), net	24	(129)	1,007	(845)	91
Operating lease income, net	8,598	8,461	5,171	29,646	16,441
Other	12,564	13,585	12,991	56,507	53,812
Total non-interest income	81,038	79,731	85,275	319,506	325,430
Non-interest expense
Salaries and employee benefits	118,009	106,251	104,735	430,078	405,158
Equipment	9,500	9,947	9,532	38,358	37,055
Operating lease equipment depreciation	7,015	6,794	4,219	24,107	13,259
Occupancy, net	14,154	13,079	14,254	52,920	50,912
Data processing	7,915	7,851	7,687	31,495	28,776
Advertising and marketing	7,382	9,572	6,691	30,830	24,776
Professional fees	8,879	6,786	5,425	27,835	20,411
Amortization of other intangible assets	1,028	1,068	1,158	4,401	4,789
FDIC insurance	4,324	3,877	4,726	16,231	16,065
OREO expense, net	599	590	1,843	3,593	5,187
Other	17,775	17,760	20,101	71,969	75,297
Total non-interest expense	196,580	183,575	180,371	731,817	681,685
Income before taxes	95,785	104,248	88,332	389,997	331,854
Income tax expense	27,004	38,622	33,724	132,315	124,979
Net income	$68,781	$65,626	$54,608	$257,682	$206,875
Preferred stock dividends	2,050	2,050	3,629	9,778	14,513
Net income applicable to common shares	$66,731	$63,576	$50,979	$247,904	$192,362
Net income per common share - Basic	$1.19	$1.14	$0.98	$4.53	$3.83
Net income per common share - Diluted	$1.17	$1.12	$0.94	$4.40	$3.66
Cash dividends declared per common share	$0.14	$0.14	$0.12	$0.56	$0.48
Weighted average common shares outstanding	55,924	55,796	51,812	54,703	50,278
Dilutive potential common shares	1,010	966	4,152	1,983	3,994
Average common shares and dilutive common shares	56,934	56,762	55,964	56,686	54,272

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Years Ended
(In thousands, except per share data)		December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income		$68,781	$65,626	$54,608	$257,682	$206,875
Less: Preferred stock dividends		2,050	2,050	3,629	9,778	14,513
Net income applicable to common shares—Basic	(A)	66,731	63,576	50,979	247,904	192,362
Add: Dividends on convertible preferred stock, if dilutive		—	—	1,578	1,578	6,313
Net income applicable to common shares—Diluted	(B)	66,731	63,576	52,557	249,482	198,675
Weighted average common shares outstanding	(C)	55,924	55,796	51,812	54,703	50,278
Effect of dilutive potential common shares:
Common stock equivalents		1,010	966	1,052	998	894
Convertible preferred stock, if dilutive		—	—	3,100	985	3,100
Weighted average common shares and effect of dilutive potential common shares	(D)	56,934	56,762	55,964	56,686	54,272
Net income per common share:
Basic	(A/C)	$1.19	$1.14	$0.98	$4.53	$3.83
Diluted	(B/D)	$1.17	$1.12	$0.94	$4.40	$3.66

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars and shares in thousands)	2017	2017	2017	2017	2016	2017	2016
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$251,840	$247,688	$231,181	$215,759	$215,013	$946,468	$812,457
Taxable-equivalent adjustment:
- Loans	1,106	1,033	831	790	666	3,760	2,282
- Liquidity Management Assets	1,019	921	866	907	815	3,713	3,630
- Other Earning Assets	2	5	2	5	17	14	40
(B) Interest Income - FTE	$253,967	$249,647	$232,880	$217,461	$216,511	$953,955	$818,409
(C) Interest Expense (GAAP)	32,741	31,700	26,772	23,179	24,235	114,392	90,264
(D) Net Interest Income - FTE (B minus C)	$221,226	$217,947	$206,108	$194,282	$192,276	$839,563	$728,145
(E) Net Interest Income (GAAP) (A minus C)	$219,099	$215,988	$204,409	$192,580	$190,778	$832,076	$722,193
Net interest margin (GAAP-derived)	3.45%	3.43%	3.41%	3.36%	3.21%	3.41%	3.24%
Net interest margin - FTE	3.49%	3.46%	3.43%	3.39%	3.23%	3.44%	3.26%
(F) Non-interest income	$81,038	$79,731	$89,972	$68,765	$85,275	$319,506	$325,430
(G) Gains (losses) on investment securities, net	14	39	47	(55)	1,575	45	7,645
(H) Non-interest expense	196,580	183,575	183,544	168,118	180,371	731,817	681,685
Efficiency ratio (H/(E+F-G))	65.50%	62.09%	62.36%	64.31%	65.71%	63.55%	65.55%
Efficiency ratio - FTE (H/(D+F-G))	65.04%	61.68%	62.00%	63.90%	65.36%	63.14%	65.18%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,976,939	$2,908,925	$2,839,458	$2,764,983	$2,695,617
(I) Less: Convertible preferred stock	—	—	—	(126,257)	(126,257)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(519,505)	(520,672)	(519,806)	(520,028)	(520,438)
(J) Total tangible common shareholders’ equity	$2,332,434	$2,263,253	$2,194,652	$1,993,698	$1,923,922
Total assets	$27,915,970	$27,358,162	$26,929,265	$25,778,893	$25,668,553
Less: Intangible assets	(519,505)	(520,672)	(519,806)	(520,028)	(520,438)
(K) Total tangible assets	$27,396,465	$26,837,490	$26,409,459	$25,258,865	$25,148,115
Tangible common equity ratio (J/K)	8.5%	8.4%	8.3%	7.9%	7.7%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.5%	8.4%	8.3%	8.4%	8.2%
Calculation of book value per share
Total shareholders’ equity	$2,976,939	$2,908,925	$2,839,458	$2,764,983	$2,695,617
Less: Preferred stock	(125,000)	(125,000)	(125,000)	(251,257)	(251,257)
(L) Total common equity	$2,851,939	$2,783,925	$2,714,458	$2,513,726	$2,444,360
(M) Actual common shares outstanding	55,965	55,838	55,700	52,504	51,881
Book value per common share (L/M)	$50.96	$49.86	$48.73	$47.88	$47.12
Tangible common book value per share (J/M)	$41.68	$40.53	$39.40	$37.97	$37.08

Calculation of return on average common equity
(N) Net income applicable to common shares	$66,731	$63,576	$62,847	$54,750	$50,979	$247,904	$192,362
Add: After-tax intangible asset amortization	738	672	726	771	716	2,907	2,986
(O) Tangible net income applicable to common shares	$67,469	$64,248	$63,573	$55,521	$51,695	$250,811	$195,348
Total average shareholders' equity	$2,942,999	$2,882,682	$2,800,905	$2,739,050	$2,689,876	$2,842,081	$2,549,929
Less: Average preferred stock	(125,000)	(125,000)	(161,028)	(251,257)	(251,257)	(165,114)	(251,258)
(P) Total average common shareholders' equity	$2,817,999	$2,757,682	$2,639,877	$2,487,793	$2,438,619	$2,676,967	$2,298,671
Less: Average intangible assets	(519,626)	(520,333)	(519,340)	(520,346)	(513,017)	(519,910)	(506,241)
(Q) Total average tangible common shareholders’ equity	$2,298,373	$2,237,349	$2,120,537	$1,967,447	$1,925,602	$2,157,057	$1,792,430
Return on average common equity, annualized (N/P)	9.39%	9.15%	9.55%	8.93%	8.32%	9.26%	8.37%
Return on average tangible common equity, annualized (O/Q)	11.65%	11.39%	12.02%	11.44%	10.68%	11.63%	10.90%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking segment, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2017, revenue within this franchise was primarily driven by increased net interest income due to a higher net interest margin, partially offset by lower revenue from the mortgage banking business. The net interest margin increased in the fourth quarter of 2017 compared to the third quarter of 2017 primarily as a result of higher yields on the commercial loan portfolio (excluding lease loans) and the securities portfolio, partially offset by higher rates on interest-bearing deposits. Mortgage banking revenue decreased by $773,000 from $28.2 million for the third quarter of 2017 to $27.4 million for the fourth quarter of 2017. The lower revenue was primarily due to originations during the current period decreasing to $879.4 million from $956.0 million in the third quarter of 2017 as a result of typical seasonality in our primary market area. The reduction in mortgage banking revenue due to lower origination volumes was partially offset by a $46,000 positive fair value adjustment related to mortgage servicing rights assets compared to a $2.2 million negative fair value adjustment in the third quarter of 2017. Purchases represented 67% of loan origination volume for the fourth quarter of 2017. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at December 31, 2017, gross commercial and commercial real estate loan pipelines totaled $974.4 million, or $630.2 million when adjusted for the probability of closing, compared to $1.1 billion, or $714.7 million when adjusted for the probability of closing, at September 30, 2017.

Specialty Finance

Through its specialty finance segment, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the fourth quarter of 2017, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.8 billion during the fourth quarter of 2017 resulted in a $21.6 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $723,000 increase in interest income attributed to this portfolio. The Company's leasing business continued to grow during the fourth quarter of 2017, increasing its portfolio of assets, including capital leases, loans and equipment on operating leases, 38% on an annualized basis to $1.0 billion at the end of the fourth quarter of 2017. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.1 million in the fourth quarter of 2017 and third quarter of 2017.

Wealth Management

Through its wealth management segment, the Company offers a full range of wealth management services through three separate subsidiaries: trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. At December 31, 2017, the Company’s wealth management subsidiaries had approximately $24.6 billion of assets under administration, which includes $2.7 billion of assets owned by the Company and its subsidiary banks, representing a $515.6 million increase from the $24.1 billion of assets under administration at September 30, 2017. This growth in assets under administration was primarily driven by growth in the Company's asset management business.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	From (1) September 30, 2017	From December 31, 2016
Balance:
Commercial	$6,787,677	$6,456,034	$6,005,422	20%	13%
Commercial real estate	6,580,618	6,400,781	6,196,087	11	6
Home equity	663,045	672,969	725,793	(6)	(9)
Residential real estate	832,120	789,499	705,221	21	18
Premium finance receivables - commercial	2,634,565	2,664,912	2,478,581	(5)	6
Premium finance receivables - life insurance	4,035,059	3,795,474	3,470,027	25	16
Consumer and other	107,713	133,112	122,041	(76)	(12)
Total loans, net of unearned income, excluding covered loans	$21,640,797	$20,912,781	$19,703,172	14%	10%
Covered loans	—	46,601	58,145	(100)	(100)
Total loans, net of unearned income	$21,640,797	$20,959,382	$19,761,317	13%	10%
Mix:
Commercial	31%	31%	30%
Commercial real estate	30	31	31
Home equity	3	3	4
Residential real estate	4	3	4
Premium finance receivables - commercial	12	13	12
Premium finance receivables - life insurance	19	18	18
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%
Covered loans	—	—	—
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of December 31, 2017
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,342,505	32.5%	$11,260	$—	$39,901
Franchise	847,597	6.3	2,447	—	6,451
Mortgage warehouse lines of credit	194,523	1.5	—	—	1,454
Asset-based lending	980,466	7.3	1,550	—	8,236
Leases	413,172	3.1	439	—	1,242
PCI - commercial loans (1)	9,414	0.1	—	877	527
Total commercial	$6,787,677	50.8%	$15,696	$877	$57,811
Commercial Real Estate:
Construction	$745,514	5.6%	$3,143	$—	$8,728
Land	126,484	0.9	188	—	3,838
Office	894,833	6.7	2,438	—	5,736
Industrial	883,019	6.6	811	—	5,767
Retail	951,527	7.1	12,328	—	7,389
Multi-family	915,644	6.8	—	—	9,509
Mixed use and other	1,935,705	14.5	3,140	—	13,879
PCI - commercial real estate (1)	127,892	1.0	—	7,135	381
Total commercial real estate	$6,580,618	49.2%	$22,048	$7,135	$55,227
Total commercial and commercial real estate	$13,368,295	100.0%	$37,744	$8,012	$113,038

Commercial real estate - collateral location by state:
Illinois	$5,128,434	78.0%
Wisconsin	712,835	10.8
Total primary markets	$5,841,269	88.8%
Indiana	138,316	2.1
Florida	69,427	1.1
Arizona	58,594	0.9
Michigan	47,167	0.7
California	68,478	1.0
Other (no individual state greater than 0.6%)	357,367	5.4
Total	$6,580,618	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	From (1) September 30, 2017	From December 31, 2016
Balance:
Non-interest bearing	$6,792,497	$6,502,409	$5,927,377	18%	15%
NOW and interest bearing demand deposits	2,315,055	2,273,025	2,624,442	7	(12)
Wealth management deposits (2)	2,323,699	2,171,758	2,209,617	28	5
Money market	4,515,353	4,607,995	4,441,811	(8)	2
Savings	2,829,373	2,673,201	2,180,482	23	30
Time certificates of deposit	4,407,370	4,666,675	4,274,903	(22)	3
Total deposits	$23,183,347	$22,895,063	$21,658,632	5%	7%
Mix:
Non-interest bearing	29%	28%	27%
NOW and interest bearing demand deposits	10	10	12
Wealth management deposits (2)	10	10	10
Money market	20	20	21
Savings	12	12	10
Time certificates of deposit	19	20	20
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of December 31, 2017

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$1,494	$35,931	$126,182	$908,264	$1,071,871	0.90%
4-6 months	59,747	26,866	—	787,365	873,978	1.01%
7-9 months	—	22,437	—	594,359	616,796	1.03%
10-12 months	—	13,436	—	595,315	608,751	1.11%
13-18 months	249	14,587	—	767,006	781,842	1.32%
19-24 months	—	16,719	—	166,485	183,204	1.35%
24+ months	1,000	7,838	—	262,090	270,928	1.54%
Total	$62,490	$137,814	$126,182	$4,080,884	$4,407,370	1.10%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2017 compared to the third quarter of 2017 (sequential quarters) and fourth quarter of 2016 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	September 30, 2017	December 31, 2016
Interest-bearing deposits with banks and cash equivalents(1)	$914,319	$1,003,572	$1,251,677	$2,723	$3,272	$1,542	1.18%	1.29%	0.49%
Investment securities	2,736,253	2,652,119	2,477,708	19,179	16,979	13,769	2.78	2.54	2.21
FHLB and FRB stock	82,092	81,928	131,231	1,067	1,080	1,144	5.15	5.23	3.47
Liquidity management assets(2)(7)	$3,732,664	$3,737,619	$3,860,616	$22,969	$21,331	$16,455	2.44%	2.26%	1.70%
Other earning assets(2)(3)(7)	26,955	25,844	27,608	154	163	235	2.27	2.49	3.37
Loans, net of unearned income(2)(4)(7)	21,416,369	21,195,222	19,711,504	230,758	227,553	198,861	4.27	4.26	4.01
Covered loans	6,025	48,415	59,827	86	600	960	5.66	4.91	6.38
Total earning assets(7)	$25,182,013	$25,007,100	$23,659,555	$253,967	$249,647	$216,511	4.00%	3.96%	3.64%
Allowance for loan and covered loan losses	(138,584)	(135,519)	(122,665)
Cash and due from banks	244,097	242,186	221,892
Other assets	1,891,958	1,898,528	1,852,278
Total assets	$27,179,484	$27,012,295	$25,611,060

NOW and interest bearing demand deposits	$2,284,576	$2,344,848	$2,533,638	$1,407	$1,313	$1,097	0.24%	0.22%	0.17%
Wealth management deposits	2,005,197	2,320,674	2,232,451	4,059	4,715	2,522	0.80	0.81	0.45
Money market accounts	4,611,515	4,471,342	4,480,699	4,154	3,505	2,324	0.36	0.31	0.21
Savings accounts	2,741,621	2,581,946	2,087,494	2,716	2,162	1,164	0.39	0.33	0.22
Time deposits	4,581,464	4,573,081	4,232,981	12,594	11,960	9,306	1.09	1.04	0.87
Interest-bearing deposits	$16,224,373	$16,291,891	$15,567,263	$24,930	$23,655	$16,413	0.61%	0.58%	0.42%
Federal Home Loan Bank advances	324,748	324,996	388,780	2,124	2,151	2,439	2.59	2.63	2.50
Other borrowings	255,972	268,850	240,174	1,600	1,482	1,074	2.48	2.19	1.78
Subordinated notes	139,065	139,035	138,953	1,786	1,772	1,779	5.14	5.10	5.12
Junior subordinated debentures	253,566	253,566	253,566	2,301	2,640	2,530	3.55	4.07	3.90
Total interest-bearing liabilities	$17,197,724	$17,278,338	$16,588,736	$32,741	$31,700	$24,235	0.75%	0.73%	0.58%
Non-interest bearing deposits	6,605,553	6,419,326	5,902,439
Other liabilities	433,208	431,949	430,009
Equity	2,942,999	2,882,682	2,689,876
Total liabilities and shareholders’ equity	$27,179,484	$27,012,295	$25,611,060
Interest rate spread(5)(7)							3.25%	3.23%	3.06%
Less: Fully tax-equivalent adjustment				(2,127)	(1,959)	(1,498)	(0.04)	(0.03)	(0.02)
Net free funds/contribution(6)	$7,984,289	$7,728,762	$7,070,819				0.24	0.23	0.17
Net interest income/ margin(7) (GAAP)				$219,099	$215,988	$190,778	3.45%	3.43%	3.21%
Fully tax-equivalent adjustment				2,127	1,959	1,498	0.04	0.03	0.02
Net interest income/ margin - FTE (7)				$221,226	$217,947	$192,276	3.49%	3.46%	3.23%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016 were $2.1 million, $2.0 million and $1.5 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the fourth quarter of 2017, net interest income totaled $219.1 million, an increase of $3.1 million as compared to the third quarter of 2017 and an increase of $28.3 million as compared to the fourth quarter of 2016. Net interest margin was 3.45% (3.49% on a fully tax-equivalent basis) during the fourth quarter of 2017 compared to 3.43% (3.46% on a fully tax-equivalent basis) during the third quarter of 2017 and 3.21% (3.23% on a fully tax-equivalent basis) during the fourth quarter of 2016.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for the year ended December 31, 2017 compared to the year ended December 31, 2016:

	Average Balance for year ended,		Interest for year ended,		Yield/Rate for year ended,
(Dollars in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest-bearing deposits with banks and cash equivalents (1)	$856,020	$829,845	$9,254	$4,240	1.08%	0.51%
Investment securities	2,590,260	2,611,909	67,028	65,668	2.59	2.51
FHLB and FRB stock	89,333	120,726	4,370	4,287	4.89	3.55
Liquidity management assets(2)(7)	$3,535,613	$3,562,480	$80,652	$74,195	2.28%	2.08%
Other earning assets(2)(3)(7)	25,951	28,992	662	931	2.55	3.21
Loans, net of unearned income(2)(4)(7)	20,788,946	18,628,261	870,390	737,694	4.19	3.96
Covered loans	40,665	102,948	2,251	5,589	5.54	5.43
Total earning assets(7)	$24,391,175	$22,322,681	$953,955	$818,409	3.91%	3.67%
Allowance for loan and covered loan losses	(133,432)	(118,229)
Cash and due from banks	239,638	248,507
Other assets	1,872,321	1,839,272
Total assets	$26,369,702	$24,292,231

NOW and interest bearing demand deposits	$2,402,254	$2,438,052	$5,027	$4,014	0.21%	0.16%
Wealth management deposits	2,125,177	1,877,020	13,952	8,206	0.66	0.44
Money market accounts	4,482,137	4,343,332	12,588	9,254	0.28	0.21
Savings accounts	2,471,663	1,887,748	7,715	3,313	0.31	0.18
Time deposits	4,423,067	4,074,734	44,044	33,622	1.00	0.83
Interest-bearing deposits	$15,904,298	$14,620,886	$83,326	$58,409	0.52%	0.40%
Federal Home Loan Bank advances	380,412	653,529	8,798	10,886	2.31	1.67
Other borrowings	255,136	248,753	5,370	4,355	2.10	1.75
Subordinated notes	139,022	138,912	7,116	7,111	5.12	5.12
Junior subordinated debentures	253,566	254,591	9,782	9,503	3.81	3.67
Total interest-bearing liabilities	$16,932,434	$15,916,671	$114,392	$90,264	0.67%	0.57%
Non-interest bearing deposits	6,182,048	5,409,923
Other liabilities	413,139	415,708
Equity	2,842,081	2,549,929
Total liabilities and shareholders’ equity	$26,369,702	$24,292,231
Interest rate spread(5)(7)					3.24%	3.10%
Less: Fully tax-equivalent adjustment			(7,487)	(5,952)	(0.03)	(0.02)
Net free funds/contribution(6)	$7,458,741	$6,406,010			0.20	0.16
Net interest income/ margin(7) (GAAP)			$832,076	$722,193	3.41%	3.24%
Fully tax-equivalent adjustment			7,487	5,952	0.03	0.02
Net interest income/ margin - FTE (7)			$839,563	$728,145	3.44%	3.26%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the years ended December 31, 2017 and 2016 were $7.5 million and $6.0 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the year ended 2017 net interest income totaled $832.1 million, an increase of $109.9 million as compared to the year ended 2016. Net interest margin was 3.41% (3.44% on a fully tax-equivalent basis) for the year ended 2017 compared to 3.24% (3.26% on a fully tax-equivalent basis) for the year ended 2017.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at December 31, 2017, September 30, 2017 and December 31, 2016 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2017	17.7%	9.0%	(11.8)%
September 30, 2017	19.5%	9.8%	(12.9)%
December 31, 2016	18.5%	9.6%	(13.2)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2017	8.9%	4.6%	(5.1)%
September 30, 2017	9.0%	4.6%	(5.3)%
December 31, 2016	7.6%	4.0%	(5.0)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio, excluding covered loans, at December 31, 2017 by date at which the loans reprice or mature, and the type of rate exposure:

As of December 31, 2017	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$162,137	$916,046	$548,248	$1,626,431
Variable rate	5,153,353	6,113	1,780	5,161,246
Total commercial	$5,315,490	$922,159	$550,028	$6,787,677
Commercial real estate
Fixed rate	430,938	1,744,750	257,890	2,433,578
Variable rate	4,120,039	26,564	437	4,147,040
Total commercial real estate	$4,550,977	$1,771,314	$258,327	$6,580,618
Home equity
Fixed rate	10,100	4,849	58,402	73,351
Variable rate	589,694	—	—	589,694
Total home equity	$599,794	$4,849	$58,402	$663,045
Residential real estate
Fixed rate	58,459	30,114	149,453	238,026
Variable rate	59,307	221,629	313,158	594,094
Total residential real estate	$117,766	$251,743	$462,611	$832,120
Premium finance receivables - commercial
Fixed rate	2,561,032	73,533	—	2,634,565
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,561,032	$73,533	$—	$2,634,565
Premium finance receivables - life insurance
Fixed rate	13,114	33,355	2,130	48,599
Variable rate	3,986,460	—	—	3,986,460
Total premium finance receivables - life insurance	$3,999,574	$33,355	$2,130	$4,035,059
Consumer and other
Fixed rate	53,936	12,491	4,001	70,428
Variable rate	37,266	19	—	37,285
Total consumer and other	$91,202	$12,510	$4,001	$107,713
Total per category
Fixed rate	3,289,716	2,815,138	1,020,124	7,124,978
Variable rate	13,946,119	254,325	315,375	14,515,819
Total loans, net of unearned income, excluding covered loans	$17,235,835	$3,069,463	$1,335,499	$21,640,797
Variable Rate Loan Pricing by Index:
Prime	$2,798,945
One- month LIBOR	7,052,440
Three- month LIBOR	412,169
Twelve- month LIBOR	4,012,009
Other	240,256
Total variable rate	$14,515,819

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
0.70
0.50
0.30
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
12/31/16
1/31/17
2/28/17
3/31/17
4/30/17
5/31/17
6/30/17
7/31/17
8/31/17
9/30/17
10/31/17
11/30/17
12/31/17

	12/31/2016	1/31/2017	2/28/2017	3/31/2017	4/30/2017	5/31/2017	6/30/2017	7/31/2017	8/31/2017	9/30/2017	10/31/2017	11/30/2017	12/31/2017
1M Libor	0.77	0.78	0.79	0.98	1.00	1.06	1.22	1.23	1.23	1.23	1.24	1.36	1.56
3M Libor	1.00	1.03	1.06	1.15	1.17	1.21	1.30	1.31	1.32	1.33	1.38	1.48	1.69
12M Libor	1.69	1.71	1.76	1.80	1.77	1.72	1.74	1.73	1.71	1.78	1.85	1.94	2.11
Prime	3.75	3.75	3.75	4.00	4.00	4.00	4.25	4.25	4.25	4.25	4.25	4.25	4.50

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the prime rate or the federal funds rate when the Federal Reserve raises interest rates.  Specifically, the Company has $7.1 billion of variable rate loans tied to one-month LIBOR and $4.0 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows that the Federal Reserve raised interest rates by 25 bps in the first and second quarters of 2017, and during those periods one-month LIBOR increased by 21 bps and 24 bps respectively, while twelve-month LIBOR increased by 11 bps in the first quarter of 2017 and then decreased by 6 bps in the second quarter of 2017. The Federal Reserve did not raise interest rates during the third quarter of 2017. During that period, one-month LIBOR increased by 1 bp and twelve-month LIBOR increased by 4 bps. The Federal Reserve raised interest rates by 25 bps in the fourth quarter of 2017. During that period, one-month LIBOR and twelve-month LIBOR increased by 33 bps.

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2017 compared to Q3 2017		Q4 2017 compared to Q4 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Brokerage	$6,067	$5,127	$6,408	$940	18%	$(341)	(5)%
Trust and asset management	15,843	14,676	13,104	1,167	8	2,739	21
Total wealth management	21,910	19,803	19,512	2,107	11	2,398	12
Mortgage banking	27,411	28,184	35,489	(773)	(3)	(8,078)	(23)
Service charges on deposit accounts	8,907	8,645	8,054	262	3	853	11
Gains on investment securities, net	14	39	1,575	(25)	(64)	(1,561)	(99)
Fees from covered call options	1,610	1,143	1,476	467	41	134	9
Trading gains (losses), net	24	(129)	1,007	153	(119)	(983)	(98)
Operating lease income, net	8,598	8,461	5,171	137	2	3,427	66
Other:
Interest rate swap fees	1,963	1,762	2,870	201	11	(907)	(32)
BOLI	754	897	981	(143)	(16)	(227)	(23)
Administrative services	1,103	1,052	1,115	51	5	(12)	(1)
Loss on extinguishment of debt	—	—	(717)	—	NM	717	(100)
Early pay-offs of leases	7	—	728	7	NM	(721)	(99)
Miscellaneous	8,737	9,874	8,014	(1,137)	(12)	723	9
Total Other	12,564	13,585	12,991	(1,021)	(8)	(427)	(3)
Total Non-Interest Income	$81,038	$79,731	$85,275	$1,307	2%	$(4,237)	(5)%

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Brokerage	$22,863	$25,519	$(2,656)	(10)%
Trust and asset management	58,903	50,499	8,404	17
Total wealth management	81,766	76,018	5,748	8
Mortgage banking	113,472	128,743	(15,271)	(12)
Service charges on deposit accounts	34,513	31,210	3,303	11
Gains on investment securities, net	45	7,645	(7,600)	(99)
Fees from covered call options	4,402	11,470	(7,068)	(62)
Trading (losses) gains, net	(845)	91	(936)	NM
Operating lease income, net	29,646	16,441	13,205	80
Other:
Interest rate swap fees	7,379	12,024	(4,645)	(39)
BOLI	3,524	3,594	(70)	(2)
Administrative services	4,165	4,409	(244)	(6)
Gain on extinguishment of debt	—	3,588	(3,588)	(100)
Early pay-offs of leases	1,228	728	500	69
Miscellaneous	40,211	29,469	10,742	36
Total Other	56,507	53,812	2,695	5
Total Non-Interest Income	$319,506	$325,430	$(5,924)	(2)%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the third quarter of 2017 and fourth quarter of 2016 is primarily attributable to growth in assets under management due to new customers and market appreciation as well as higher customer trading activity. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The decrease in mortgage banking revenue in the current quarter as compared to the third quarter of 2017 resulted primarily from lower origination volumes. Mortgage loans originated or purchased for sale decreased during the current quarter, totaling $879.4 million in the fourth quarter of 2017 as compared to $956.0 million in the third quarter of 2017 and $1.2 billion in the fourth quarter of 2016. The reduction in mortgage banking revenue from lower origination volumes was partially offset by a $46,000 positive fair value adjustment related to mortgage servicing rights assets compared to a $2.2 million negative fair value adjustment in the third quarter of 2017. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated mortgage servicing rights retained or released. The Company records mortgage servicing rights at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Years Ended
(Dollars in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Retail originations	$744,496	809,961	$1,042,145	$3,142,824	$4,020,788
Correspondent originations	134,904	145,999	135,726	549,261	365,551
Total originations (A)	$879,400	955,960	$1,177,871	$3,692,085	$4,386,339

Purchases as a percentage of originations	67%	80%	52%	75%	58%
Refinances as a percentage of originations	33	20	48	25	42
Total	100%	100%	100%	100%	100%

Production revenue (B) (1)	$20,603	$24,038	$28,320	$90,458	$113,360
Production margin (B / A)	2.34%	2.51%	2.40%	2.45%	2.58%

Loans serviced for others (C)	$2,929,133	$2,622,411	$1,784,760
Mortgage servicing rights, at fair value (D)	33,676	29,414	19,103
Percentage of mortgage servicing rights to loans serviced for others (D / C)	1.15%	1.12%	1.07%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options increased in the current quarter compared to the third quarter of 2017 and fourth quarter of 2016, primarily as a result of selling call options against a larger value of underlying securities resulting in higher premiums received by the Company. There were no outstanding call option contracts at December 31, 2017, September 30, 2017 or December 31, 2016.

The increase in operating lease income in the current quarter compared to the prior periods is primarily related to growth in business from the Company's leasing divisions during the fourth quarter of 2017.

The decrease in other non-interest income in the current quarter as compared to the third quarter of 2017 is primarily due to foreign currency remeasurement loss of $163,000 recorded in the current period (compared to a $901,000 foreign currency remeasurement gain recorded in the third quarter of 2017), partially offset by higher interest rate swap fees.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2017 compared to Q3 2017		Q4 2017 compared to Q4 2016
(Dollars in thousands)	2017	2017	2016	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$58,239	$57,689	$53,108	$550	1%	$5,131	10%
Commissions and incentive compensation	40,723	32,095	35,744	8,628	27	4,979	14
Benefits	19,047	16,467	15,883	2,580	16	3,164	20
Total salaries and employee benefits	118,009	106,251	104,735	11,758	11	13,274	13
Equipment	9,500	9,947	9,532	(447)	(4)	(32)	—
Operating lease equipment depreciation	7,015	6,794	4,219	221	3	2,796	66
Occupancy, net	14,154	13,079	14,254	1,075	8	(100)	(1)
Data processing	7,915	7,851	7,687	64	1	228	3
Advertising and marketing	7,382	9,572	6,691	(2,190)	(23)	691	10
Professional fees	8,879	6,786	5,425	2,093	31	3,454	64
Amortization of other intangible assets	1,028	1,068	1,158	(40)	(4)	(130)	(11)
FDIC insurance	4,324	3,877	4,726	447	12	(402)	(9)
OREO expense, net	599	590	1,843	9	2	(1,244)	(67)
Other:
Commissions - 3rd party brokers	1,057	990	1,165	67	7	(108)	(9)
Postage	1,427	1,814	1,955	(387)	(21)	(528)	(27)
Miscellaneous	15,291	14,956	16,981	335	2	(1,690)	(10)
Total other	17,775	17,760	20,101	15	—	(2,326)	(12)
Total Non-Interest Expense	$196,580	$183,575	$180,371	$13,005	7%	$16,209	9%

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2017	2016	Change	Change
Salaries and employee benefits:
Salaries	$226,151	$210,623	$15,528	7%
Commissions and incentive compensation	133,511	128,390	5,121	4
Benefits	70,416	66,145	4,271	6
Total salaries and employee benefits	430,078	405,158	24,920	6
Equipment	38,358	37,055	1,303	4
Operating lease equipment depreciation	24,107	13,259	10,848	82
Occupancy, net	52,920	50,912	2,008	4
Data processing	31,495	28,776	2,719	9
Advertising and marketing	30,830	24,776	6,054	24
Professional fees	27,835	20,411	7,424	36
Amortization of other intangible assets	4,401	4,789	(388)	(8)
FDIC insurance	16,231	16,065	166	1
OREO expense, net	3,593	5,187	(1,594)	(31)
Other:
Commissions - 3rd party brokers	4,178	5,161	(983)	(19)
Postage	6,763	7,184	(421)	(6)
Miscellaneous	61,028	62,952	(1,924)	(3)
Total other	71,969	75,297	(3,328)	(4)
Total Non-Interest Expense	$731,817	$681,685	$50,132	7%

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the third quarter of 2017 primarily as a result of higher commissions and incentive compensation due to an increase in bonus and long-term performance-based incentive compensation from higher current and projected earnings as impacted by the higher rate environment, lower taxes and balance sheet growth as well as an increase in salaries and employee benefits (primarily health plan related). Additionally, salaries and employee benefits expense included a $1.2 million negative adjustment of pension obligations assumed in previous acquisitions and higher payroll taxes.

Occupancy expense increased in the current quarter compared to the third quarter of 2017 due to higher maintenance and repair costs, and increased utilities and other occupancy expenses. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for lease premises.

The increase in operating lease equipment depreciation in the current quarter compared to the prior periods is primarily related to growth in business from the Company's leasing divisions during the period.

The decrease in advertising and marketing expenses during the current quarter compared to the third quarter of 2017 is primarily related to lower expenses for community advertisements and sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The increase in professional fees during the current quarter compared to the third quarter of 2017 is primarily related to higher consulting fees related to continued investments in various areas of the Company including technology and an enhanced customer experience as well as higher legal fees. Professional fees include legal, audit and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

INCOME TAXES

The Company recorded income tax expense of $27.0 million in the fourth quarter of 2017 compared to $38.6 million in the third quarter of 2017 and $33.7 million in the fourth quarter of 2016. The effective tax rates were 28.19% in the fourth quarter of 2017, 37.05% in the third quarter of 2017 and 38.18% in the fourth quarter of 2016. For the year ended December 31, 2017, the Company recorded income tax expense of $132.3 million (33.93% effective tax rate) compared to $125.0 million (37.66% effective tax rate) for the same period of 2016. The lower effective tax rate for the fourth quarter of 2017 was primarily due to a $7.6 million income tax benefit related to the enactment of Tax Reform. The enactment of such legislation in December, which reduces the federal income tax rate for corporations from 35% to 21% effective January 1, 2018, required the Company to remeasure its existing net deferred tax liabilities at year end to reflect the new tax rate, which resulted in a $10.5 million net tax benefit. This net tax benefit was partially offset by a $2.9 million tax from Tax Reform on a deemed repatriation of unremitted earnings on our Canadian subsidiary. The lower effective tax rate for the year ended 2017 as compared to 2016 was due to Tax Reform as well as recording $6.2 million of excess tax benefits related to the adoption of new accounting rules over income taxes attributed to share-based compensation that became effective on January 1, 2017. Approximately $3.4 million of the excess tax benefits were recorded in the first quarter of 2017. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Allowance for loan losses at beginning of period	$133,119	$129,591	$117,693	$122,291	$105,400
Provision for credit losses	7,772	7,942	7,357	29,982	34,790
Other adjustments (1)	698	(39)	33	573	(291)
Reclassification (to) from allowance for unfunded lending-related commitments	7	94	(25)	69	(725)
Charge-offs:
Commercial	1,340	2,265	3,054	5,159	7,915
Commercial real estate	1,001	989	375	4,236	1,930
Home equity	728	968	326	3,952	3,998
Residential real estate	542	267	410	1,284	1,730
Premium finance receivables - commercial	2,314	1,716	1,843	7,335	8,193
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	207	213	205	729	925
Total charge-offs	6,132	6,418	6,213	22,695	24,691
Recoveries:
Commercial	235	801	668	1,870	1,594
Commercial real estate	1,037	323	1,916	2,190	2,945
Home equity	359	178	300	746	484
Residential real estate	165	55	21	452	225
Premium finance receivables - commercial	613	499	498	2,128	2,374
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	32	93	43	299	186
Total recoveries	2,441	1,949	3,446	7,685	7,808
Net charge-offs	(3,691)	(4,469)	(2,767)	(15,010)	(16,883)
Allowance for loan losses at period end	$137,905	$133,119	$122,291	$137,905	$122,291
Allowance for unfunded lending-related commitments at period end	1,269	1,276	1,673	1,269	1,673
Allowance for credit losses at period end	$139,174	$134,395	$123,964	$139,174	$123,964
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.07%	0.09%	0.16%	0.05%	0.12%
Commercial real estate	0.00	0.04	(0.10)	0.03	(0.02)
Home equity	0.22	0.46	0.01	0.46	0.46
Residential real estate	0.13	0.08	0.13	0.08	0.14
Premium finance receivables - commercial	0.26	0.18	0.22	0.20	0.24
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.52	0.37	0.47	0.34	0.54
Total loans, net of unearned income, excluding covered loans	0.07%	0.08%	0.06%	0.07%	0.09%
Net charge-offs as a percentage of the provision for credit losses	47.49%	56.27%	37.61%	50.06%	48.53%
Loans at period-end, excluding covered loans	$21,640,797	$20,912,781	$19,703,172
Allowance for loan losses as a percentage of loans at period end	0.64%	0.64%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.63%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the fourth quarter of 2017 totaled seven basis points on an annualized basis compared to eight basis points on an annualized basis in the third quarter of 2017 and six basis points on an annualized basis in the fourth quarter of 2016. Net charge-offs totaled $3.7 million in the fourth quarter of 2017, a $778,000 decrease from $4.5 million in the third quarter of 2017 and a $924,000 increase from $2.8 million in the fourth quarter of 2016. The provision for credit losses, excluding the provision for covered loan losses, totaled $7.8 million for the fourth quarter of 2017 compared to $7.9 million for the third quarter of 2017 and $7.4 million for the fourth quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provided a provision for covered loan losses on covered loans when applicable.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Provision for loan losses	$7,779	$8,036	$7,332	$30,051	$34,065
Provision for unfunded lending-related commitments	(7)	(94)	25	(69)	725
Provision for covered loan losses	—	(46)	(7)	(214)	(706)
Provision for credit losses	$7,772	$7,896	$7,350	$29,768	$34,084

			Period End
			December 31,	September 30,	December 31,
			2017	2017	2016
Allowance for loan losses			$137,905	$133,119	$122,291
Allowance for unfunded lending-related commitments			1,269	1,276	1,673
Allowance for covered loan losses			—	758	1,322
Allowance for credit losses			$139,174	$135,153	$125,286

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of December 31, 2017 and September 30, 2017.

	As of December 31, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,771,593	$36,812	0.98%
Asset-based lending	979,526	8,236	0.84
Tax exempt	380,523	2,600	0.68
Leases	411,721	1,242	0.30
Commercial real estate:(1)
Residential construction	47,241	889	1.88
Commercial construction	697,404	7,839	1.12
Land	124,740	3,835	3.07
Office	854,882	5,731	0.67
Industrial	846,191	5,762	0.68
Retail	915,769	7,353	0.80
Multi-family	885,905	9,495	1.07
Mixed use and other	1,835,612	13,814	0.75
Home equity(1)	602,175	10,319	1.71
Residential real estate(1)	783,842	6,447	0.82
Total core loan portfolio	$13,137,124	$120,374	0.92%
Commercial:
Franchise	$741,965	$6,367	0.86%
Mortgage warehouse lines of credit	194,524	1,454	0.75
Community Advantage - homeowner associations	164,837	412	0.25
Aircraft	2,984	42	1.41
Purchased non-covered commercial loans (2)	140,004	646	0.46
Commercial real estate:
Purchased non-covered commercial real estate (2)	372,874	509	0.14
Purchased non-covered home equity (2)	60,870	174	0.29
Purchased non-covered residential real estate (2)	48,278	241	0.50
Premium finance receivables
U.S. commercial insurance loans	2,315,644	4,872	0.21
Canada commercial insurance loans (2)	318,921	484	0.15
Life insurance loans (1)	3,835,790	1,490	0.04
Purchased life insurance loans (2)	199,269	—	—
Consumer and other (1)	104,204	836	0.80
Purchased non-covered consumer and other (2)	3,509	4	0.11
Total consumer, niche and purchased loan portfolio	$8,503,673	$17,531	0.21%
Total loans, net of unearned income, excluding covered loans	$21,640,797	$137,905	0.64%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of September 30, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,587,207	$35,803	1.00%
Asset-based lending	895,283	7,682	0.86
Tax exempt	350,470	2,454	0.70
Leases	380,056	1,208	0.32
Commercial real estate:(1)
Residential construction	37,501	722	1.93
Commercial construction	635,763	6,843	1.08
Land	99,360	3,352	3.37
Office	836,978	6,245	0.75
Industrial	798,459	5,532	0.69
Retail	900,005	6,094	0.68
Multi-family	833,330	8,856	1.06
Mixed use and other	1,870,439	14,199	0.76
Home equity(1)	615,690	10,556	1.71
Residential real estate(1)	753,407	6,565	0.87
Total core loan portfolio	$12,593,948	$116,111	0.92%
Commercial:
Franchise	$690,867	$5,950	0.86%
Mortgage warehouse lines of credit	194,370	1,438	0.74
Community Advantage - homeowner associations	156,457	392	0.25
Aircraft	3,084	43	1.39
Purchased non-covered commercial loans (2)	198,240	765	0.39
Commercial real estate:
Purchased non-covered commercial real estate (2)	388,946	197	0.05
Purchased non-covered home equity (2)	57,279	—	—
Purchased non-covered residential real estate (2)	36,092	92	0.25
Premium finance receivables
U.S. commercial insurance loans	2,353,705	4,760	0.20
Canada commercial insurance loans (2)	311,207	469	0.15
Life insurance loans (1)	3,586,011	1,324	0.04
Purchased life insurance loans (2)	209,463	—	—
Consumer and other (1)	130,852	1,577	1.21
Purchased non-covered consumer and other (2)	2,260	1	0.04
Total consumer, niche and purchased loan portfolio	$8,318,833	$17,008	0.20%
Total loans, net of unearned income, excluding covered loans	$20,912,781	$133,119	0.64%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of December 31, 2017 and September 30, 2017.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

In addition to the $137.9 million of allowance for loan losses, there is $4.9 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30, excluding covered loans, that is available to absorb credit losses.

The tables below show the aging of the Company’s loan portfolio at December 31, 2017 and September 30, 2017:

		90+ days	60-89	30-59
As of December 31, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$15,696	$877	$4,218	$29,407	$6,737,479	$6,787,677
Commercial real estate (1)	22,048	7,135	4,346	29,326	6,517,763	6,580,618
Home equity	8,978	—	518	4,634	648,915	663,045
Residential real estate (1)	17,977	5,304	1,303	8,378	799,158	832,120
Premium finance receivables - commercial	12,163	9,242	17,796	15,849	2,579,515	2,634,565
Premium finance receivables - life insurance (1)	—	—	4,837	10,017	4,020,205	4,035,059
Consumer and other (1)	740	101	242	727	105,903	107,713
Total loans, net of unearned income	$77,602	$22,659	$33,260	$98,338	$21,408,938	$21,640,797

As of December 31, 2017 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.4%	99.3%	100.0%
Commercial real estate (1)	0.3	0.1	0.1	0.4	99.1	100.0
Home equity	1.4	—	0.1	0.7	97.8	100.0
Residential real estate (1)	2.2	0.6	0.2	1.0	96.0	100.0
Premium finance receivables - commercial	0.5	0.4	0.7	0.6	97.8	100.0
Premium finance receivables - life insurance (1)	—	—	0.1	0.2	99.7	100.0
Consumer and other (1)	0.7	0.1	0.2	0.7	98.3	100.0
Total loans, net of unearned income	0.4%	0.1%	0.2%	0.5%	98.8%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of September 30, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$13,931	$1,489	$5,036	$36,450	$6,399,128	$6,456,034
Commercial real estate (1)	14,878	8,443	5,838	16,955	6,354,667	6,400,781
Home equity	7,581	—	446	2,590	662,352	672,969
Residential real estate (1)	14,743	1,120	2,055	165	771,416	789,499
Premium finance receivables - commercial	9,827	9,584	7,421	9,966	2,628,114	2,664,912
Premium finance receivables - life insurance (1)	—	6,740	946	6,937	3,780,851	3,795,474
Consumer and other (1)	540	221	242	685	131,424	133,112
Total loans, net of unearned income, excluding covered loans	$61,500	$27,597	$21,984	$73,748	$20,727,952	$20,912,781
Covered loans	1,936	2,233	1,074	45	41,313	46,601
Total loans, net of unearned income	$63,436	$29,830	$23,058	$73,793	$20,769,265	$20,959,382

As of September 30, 2017 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.6%	99.1%	100.0%
Commercial real estate (1)	0.2	0.1	0.1	0.3	99.3	100.0
Home equity	1.1	—	0.1	0.4	98.4	100.0
Residential real estate (1)	1.9	0.1	0.3	—	97.7	100.0
Premium finance receivables - commercial	0.4	0.4	0.3	0.4	98.5	100.0
Premium finance receivables - life insurance (1)	—	0.2	—	0.2	99.6	100.0
Consumer and other (1)	0.4	0.2	0.2	0.5	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.3%	0.1%	0.1%	0.4%	99.1%	100.0%
Covered loans	4.2	4.8	2.3	0.1	88.6	100.0
Total loans, net of unearned income	0.3%	0.1%	0.1%	0.4%	99.1%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of December 31, 2017, $33.3 million of all loans, or 0.2%, were 60 to 89 days past due and $98.3 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of September 30, 2017, $22.0 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $73.7 million, or 0.4%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at December 31, 2017 that are current with regard to the contractual terms of the loan agreement represent 97.8% of the total home equity portfolio. Residential real estate loans at December 31, 2017 that are current with regards to the contractual terms of the loan agreements comprise 96.0% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2017 (3)	2017	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$174
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	3,278	—	—
Premium finance receivables - commercial	9,242	9,584	7,962
Premium finance receivables - life insurance	—	6,740	3,717
Consumer and other	40	159	144
Total loans past due greater than 90 days and still accruing	12,560	16,483	11,997
Non-accrual loans(2):
Commercial	15,696	13,931	15,875
Commercial real estate	22,048	14,878	21,924
Home equity	8,978	7,581	9,761
Residential real estate	17,977	14,743	12,749
Premium finance receivables - commercial	12,163	9,827	14,709
Premium finance receivables - life insurance	—	—	—
Consumer and other	740	540	439
Total non-accrual loans	77,602	61,500	75,457
Total non-performing loans:
Commercial	15,696	13,931	16,049
Commercial real estate	22,048	14,878	21,924
Home equity	8,978	7,581	9,761
Residential real estate	21,255	14,743	12,749
Premium finance receivables - commercial	21,405	19,411	22,671
Premium finance receivables - life insurance	—	6,740	3,717
Consumer and other	780	699	583
Total non-performing loans	$90,162	$77,983	$87,454
Other real estate owned	20,244	17,312	17,699
Other real estate owned - from acquisitions	20,402	20,066	22,583
Other repossessed assets	153	301	581
Total non-performing assets	$130,961	$115,662	$128,317
TDRs performing under the contractual terms of the loan agreement	$23,427	$26,972	$29,911
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.23%	0.22%	0.27%
Commercial real estate	0.34	0.23	0.35
Home equity	1.35	1.13	1.34
Residential real estate	2.55	1.87	1.81
Premium finance receivables - commercial	0.81	0.73	0.91
Premium finance receivables - life insurance	—	0.18	0.11
Consumer and other	0.72	0.53	0.48
Total loans, net of unearned income	0.42%	0.37%	0.44%
Total non-performing assets as a percentage of total assets	0.47%	0.42%	0.50%
Allowance for loan losses as a percentage of total non-performing loans	152.95%	170.70%	139.83%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $10.1 million, $6.2 million and $11.8 million as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The ratio of non-performing assets to total assets was 0.47% as of December 31, 2017, compared to 0.42% at September 30, 2017, and 0.50% at December 31, 2016. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $131.0 million at December 31, 2017, compared to $115.7 million at September 30, 2017 and $128.3 million at December 31, 2016. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $90.2 million, or 0.42% of total loans, at December 31, 2017 compared to $78.0 million, or 0.37% of total loans, at September 30, 2017 and $87.5 million, or 0.44% of total loans, at December 31, 2016. The increase in non-performing loans, excluding covered loans and non-covered PCI loans, compared to September 30, 2017 was primarily the result of one relationship within the commercial real estate portfolio totaling $11.1 million becoming non-performing during the period. OREO, excluding covered OREO, of $40.6 million at December 31,

2017 increased $3.3 million compared to $37.4 million at September 30, 2017 and increased $364,000 compared to $40.3 million at December 31, 2016.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans and non-covered PCI loans, for the periods presented:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2017	2017	2016	2017	2016
Balance at beginning of period	$77,983	$69,050	$83,128	$87,454	$84,057
Additions, net, from non-covered portfolio	25,619	10,622	10,969	55,738	42,927
Additions, net, from covered non-performing loans subsequent to loss share expiration	2,572	—	—	2,572	81
Return to performing status	(426)	(603)	(150)	(3,596)	(3,260)
Payments received	(4,271)	(6,633)	(6,623)	(27,202)	(19,976)
Transfer to OREO and other repossessed assets	(3,960)	(1,072)	(878)	(9,236)	(7,046)
Charge-offs	(2,443)	(2,295)	(3,494)	(10,362)	(10,323)
Net change for niche loans (1)	(4,912)	8,914	4,502	(5,206)	994
Balance at end of period	$90,162	$77,983	$87,454	$90,162	$87,454

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2017	2017	2016
Accruing TDRs:
Commercial	$3,661	$3,774	$4,643
Commercial real estate	16,160	16,475	19,993
Residential real estate and other	3,606	6,723	5,275
Total accrual	$23,427	$26,972	$29,911
Non-accrual TDRs: (1)
Commercial	$4,000	$2,493	$1,487
Commercial real estate	1,340	1,492	8,153
Residential real estate and other	4,763	2,226	2,157
Total non-accrual	$10,103	$6,211	$11,797
Total TDRs:
Commercial	$7,661	$6,267	$6,130
Commercial real estate	17,500	17,967	28,146
Residential real estate and other	8,369	8,949	7,432
Total TDRs	$33,530	$33,183	$41,708
Weighted-average contractual interest rate of TDRs	4.21%	4.39%	4.33%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of December 31, 2017, September 30, 2017 and December 31, 2016, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2017	2017	2016
Balance at beginning of period	$37,378	$39,361	$35,050
Disposals/resolved	(6,107)	(2,391)	(5,850)
Transfers in at fair value, less costs to sell	6,733	898	667
Transfers in from covered OREO subsequent to loss share expiration	2,851	—	4,213
Additions from acquisition	—	—	7,230
Fair value adjustments	(209)	(490)	(1,028)
Balance at end of period	$40,646	$37,378	$40,282

	Period End
	December 31,	September 30,	December 31,
Balance by Property Type	2017	2017	2016
Residential real estate	$7,515	$7,236	$8,063
Residential real estate development	2,221	676	1,349
Commercial real estate	30,910	29,466	30,870
Total	$40,646	$37,378	$40,282

Items Impacting Comparative Financial Results:

Acquisitions

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

On November 18, 2016, the Company completed its acquisition of First Community Financial Corporation ("FCFC"). FCFC was the parent company of First Community Bank. Through this transaction, the Company acquired First Community Bank's two banking locations in Elgin, Illinois, approximately $187 million in assets and approximately $150 million in deposits.

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $561 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $134 million in assets and approximately $100 million in deposits.

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the FDIC that terminated all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company recorded a pre-tax gain of approximately $0.4 million in the fourth quarter of 2017 to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings did not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of previously scheduled amortization will not occur.

The termination of the FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. Subsequent to this transaction, the Company is solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

Items Occurring Subsequent to December 31, 2017:

Acquisitions

On January 4, 2018, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of iFreedom Direct Corporation DBA Veterans First Mortgage ("Veterans First Mortgage"), in a business combination. The company also acquired servicing rights from Veterans First Mortgage on approximately 8,300 loans, totaling an estimated $1.4 billion in principal balance. Veterans First Mortgage is a consumer direct lender with three offices, operating two in Salt Lake City and one in San Diego, and originated in excess of $800 million in loans in 2017.

Increase in Minimum Wage

On January 19, 2018, the Company announced that as a result of the Tax Reform, Wintrust will increase the minimum wage paid to its eligible non-commissioned hourly employees to $15 per hour. The Company expects that over 600 employees will benefit from this action.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Rolling Meadows, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2016 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities, and any unanticipated impact of Tax Reform;

•	changes in accounting standards, rules and interpretations, including any changes as a result of Tax Reform, and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 1:00 p.m. (Central Time) Tuesday, January 23, 2018 regarding fourth quarter and year-end 2017 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #6892328. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at http://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and year-end 2017 earnings press release will be available on the home page of the Company’s website at http://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Selected Financial Condition Data (at end of period):
Total assets	$27,915,970	$27,358,162	$26,929,265	$25,778,893	$25,668,553
Total loans, excluding loans held-for-sale and covered loans	21,640,797	20,912,781	20,743,332	19,931,058	19,703,172
Total deposits	23,183,347	22,895,063	22,605,692	21,730,441	21,658,632
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	2,976,939	2,908,925	2,839,458	2,764,983	2,695,617
Selected Statements of Income Data:
Net interest income	219,099	215,988	204,409	192,580	190,778
Net revenue (1)	300,137	295,719	294,381	261,345	276,053
Net income	68,781	65,626	64,897	58,378	54,608
Net income per common share – Basic	$1.19	$1.14	$1.15	$1.05	$0.98
Net income per common share – Diluted	$1.17	$1.12	$1.11	$1.00	$0.94
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.45%	3.43%	3.41%	3.36%	3.21%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.49%	3.46%	3.43%	3.39%	3.23%
Non-interest income to average assets	1.18%	1.17%	1.39%	1.11%	1.32%
Non-interest expense to average assets	2.87%	2.70%	2.83%	2.70%	2.80%
Net overhead ratio (3)	1.69%	1.53%	1.44%	1.60%	1.48%
Return on average assets	1.00%	0.96%	1.00%	0.94%	0.85%
Return on average common equity	9.39%	9.15%	9.55%	8.93%	8.32%
Return on average tangible common equity (non-GAAP) (2)	11.65%	11.39%	12.02%	11.44%	10.68%
Average total assets	$27,179,484	$27,012,295	$26,050,949	$25,207,348	$25,611,060
Average total shareholders’ equity	2,942,999	2,882,682	2,800,905	2,739,050	2,689,876
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.3%	91.8%	94.1%	92.5%	89.6%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.4	92.1	94.4	92.7	89.9
Common Share Data at end of period:
Market price per common share	$82.37	$78.31	$76.44	$69.12	$72.57
Book value per common share (2)	$50.96	$49.86	$48.73	$47.88	$47.12
Tangible common book value per share (2)	$41.68	$40.53	$39.40	$37.97	$37.08
Common shares outstanding	55,965,207	55,838,063	55,699,927	52,503,663	51,880,540
Other Data at end of period:(6)
Leverage Ratio(4)	9.3%	9.2%	9.2%	9.3%	8.9%
Tier 1 Capital to risk-weighted assets (4)	9.9%	10.0%	9.8%	10.0%	9.7%
Common equity Tier 1 capital to risk-weighted assets (4)	9.4%	9.5%	9.3%	8.9%	8.6%
Total capital to risk-weighted assets (4)	12.0%	12.2%	12.0%	12.2%	11.9%
Allowance for credit losses (5)	$139,174	$134,395	$131,296	$127,630	$123,964
Non-performing loans	90,162	77,983	69,050	78,979	87,454
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.63%	0.64%	0.63%
Non-performing loans to total loans	0.42%	0.37%	0.33%	0.40%	0.44%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	157	156	153	155	155

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Assets
Cash and due from banks	$277,534	$251,896	$296,105	$214,102	$267,194
Federal funds sold and securities purchased under resale agreements	57	56	56	3,046	2,851
Interest bearing deposits with banks	1,063,242	1,218,728	1,011,635	1,007,468	980,457
Available-for-sale securities, at fair value	1,803,666	1,665,903	1,649,636	1,803,733	1,724,667
Held-to-maturity securities, at amortized cost	826,449	819,340	793,376	667,764	635,705
Trading account securities	995	643	1,987	714	1,989
Federal Home Loan Bank and Federal Reserve Bank stock	89,989	87,192	80,812	78,904	133,494
Brokerage customer receivables	26,431	23,631	23,281	23,171	25,181
Mortgage loans held-for-sale	313,592	370,282	382,837	288,964	418,374
Loans, net of unearned income, excluding covered loans	21,640,797	20,912,781	20,743,332	19,931,058	19,703,172
Covered loans	—	46,601	50,119	52,359	58,145
Total loans	21,640,797	20,959,382	20,793,451	19,983,417	19,761,317
Allowance for loan losses	(137,905)	(133,119)	(129,591)	(125,819)	(122,291)
Allowance for covered loan losses	—	(758)	(1,074)	(1,319)	(1,322)
Net loans	21,502,892	20,825,505	20,662,786	19,856,279	19,637,704
Premises and equipment, net	621,895	609,978	605,211	598,746	597,301
Lease investments, net	212,335	193,828	191,248	155,233	129,402
Accrued interest receivable and other assets	567,374	580,612	577,359	560,741	593,796
Trade date securities receivable	90,014	189,896	133,130	—	—
Goodwill	501,884	502,021	500,260	499,341	498,587
Other intangible assets	17,621	18,651	19,546	20,687	21,851
Total assets	$27,915,970	$27,358,162	$26,929,265	$25,778,893	$25,668,553
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,792,497	$6,502,409	$6,294,052	$5,790,579	$5,927,377
Interest bearing	16,390,850	16,392,654	16,311,640	15,939,862	15,731,255
Total deposits	23,183,347	22,895,063	22,605,692	21,730,441	21,658,632
Federal Home Loan Bank advances	559,663	468,962	318,270	227,585	153,831
Other borrowings	266,123	251,680	277,710	238,787	262,486
Subordinated notes	139,088	139,052	139,029	138,993	138,971
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	880	5,151	—	—
Accrued interest payable and other liabilities	537,244	440,034	490,389	424,538	505,450
Total liabilities	24,939,031	24,449,237	24,089,807	23,013,910	22,972,936
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000	251,257	251,257
Common stock	56,068	55,940	55,802	52,605	51,978
Surplus	1,529,035	1,519,596	1,511,080	1,381,886	1,365,781
Treasury stock	(4,986)	(4,884)	(4,884)	(4,884)	(4,589)
Retained earnings	1,313,657	1,254,759	1,198,997	1,143,943	1,096,518
Accumulated other comprehensive loss	(41,835)	(41,486)	(46,537)	(59,824)	(65,328)
Total shareholders’ equity	2,976,939	2,908,925	2,839,458	2,764,983	2,695,617
Total liabilities and shareholders’ equity	$27,915,970	$27,358,162	$26,929,265	$25,778,893	$25,668,553

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2017	2017	2017	2017	2016
Interest income
Interest and fees on loans	$229,738	$227,120	$212,709	$199,314	$199,155
Interest bearing deposits with banks	2,723	3,272	1,634	1,623	1,541
Federal funds sold and securities purchased under resale agreements	—	—	1	1	1
Investment securities	18,160	16,058	15,524	13,573	12,954
Trading account securities	2	8	4	11	32
Federal Home Loan Bank and Federal Reserve Bank stock	1,067	1,080	1,153	1,070	1,144
Brokerage customer receivables	150	150	156	167	186
Total interest income	251,840	247,688	231,181	215,759	215,013
Interest expense
Interest on deposits	24,930	23,655	18,471	16,270	16,413
Interest on Federal Home Loan Bank advances	2,124	2,151	2,933	1,590	2,439
Interest on other borrowings	1,600	1,482	1,149	1,139	1,074
Interest on subordinated notes	1,786	1,772	1,786	1,772	1,779
Interest on junior subordinated debentures	2,301	2,640	2,433	2,408	2,530
Total interest expense	32,741	31,700	26,772	23,179	24,235
Net interest income	219,099	215,988	204,409	192,580	190,778
Provision for credit losses	7,772	7,896	8,891	5,209	7,350
Net interest income after provision for credit losses	211,327	208,092	195,518	187,371	183,428
Non-interest income
Wealth management	21,910	19,803	19,905	20,148	19,512
Mortgage banking	27,411	28,184	35,939	21,938	35,489
Service charges on deposit accounts	8,907	8,645	8,696	8,265	8,054
Gains (losses) on investment securities, net	14	39	47	(55)	1,575
Fees from covered call options	1,610	1,143	890	759	1,476
Trading gains (losses), net	24	(129)	(420)	(320)	1,007
Operating lease income, net	8,598	8,461	6,805	5,782	5,171
Other	12,564	13,585	18,110	12,248	12,991
Total non-interest income	81,038	79,731	89,972	68,765	85,275
Non-interest expense
Salaries and employee benefits	118,009	106,251	106,502	99,316	104,735
Equipment	9,500	9,947	9,909	9,002	9,532
Operating lease equipment depreciation	7,015	6,794	5,662	4,636	4,219
Occupancy, net	14,154	13,079	12,586	13,101	14,254
Data processing	7,915	7,851	7,804	7,925	7,687
Advertising and marketing	7,382	9,572	8,726	5,150	6,691
Professional fees	8,879	6,786	7,510	4,660	5,425
Amortization of other intangible assets	1,028	1,068	1,141	1,164	1,158
FDIC insurance	4,324	3,877	3,874	4,156	4,726
OREO expense, net	599	590	739	1,665	1,843
Other	17,775	17,760	19,091	17,343	20,101
Total non-interest expense	196,580	183,575	183,544	168,118	180,371
Income before taxes	95,785	104,248	101,946	88,018	88,332
Income tax expense	27,004	38,622	37,049	29,640	33,724
Net income	$68,781	$65,626	$64,897	$58,378	$54,608
Preferred stock dividends	2,050	2,050	2,050	3,628	3,629
Net income applicable to common shares	$66,731	$63,576	$62,847	$54,750	$50,979
Net income per common share - Basic	$1.19	$1.14	$1.15	$1.05	$0.98
Net income per common share - Diluted	$1.17	$1.12	$1.11	$1.00	$0.94
Cash dividends declared per common share	$0.14	$0.14	$0.14	$0.14	$0.12
Weighted average common shares outstanding	55,924	55,796	54,775	52,267	51,812
Dilutive potential common shares	1,010	966	1,812	4,160	4,152
Average common shares and dilutive common shares	56,934	56,762	56,587	56,427	55,964

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Balance:
Commercial	$6,787,677	$6,456,034	$6,406,289	$6,081,489	$6,005,422
Commercial real estate	6,580,618	6,400,781	6,402,494	6,261,682	6,196,087
Home equity	663,045	672,969	689,483	708,258	725,793
Residential real estate	832,120	789,499	762,810	720,608	705,221
Premium finance receivables - commercial	2,634,565	2,664,912	2,648,386	2,446,946	2,478,581
Premium finance receivables - life insurance	4,035,059	3,795,474	3,719,043	3,593,563	3,470,027
Consumer and other	107,713	133,112	114,827	118,512	122,041
Total loans, net of unearned income, excluding covered loans	$21,640,797	$20,912,781	$20,743,332	$19,931,058	$19,703,172
Covered loans	—	46,601	50,119	52,359	58,145
Total loans, net of unearned income	$21,640,797	$20,959,382	$20,793,451	$19,983,417	$19,761,317
Mix:
Commercial	31%	31%	31%	30%	30%
Commercial real estate	30	31	31	31	31
Home equity	3	3	3	4	4
Residential real estate	4	3	3	4	4
Premium finance receivables - commercial	12	13	13	12	12
Premium finance receivables - life insurance	19	18	18	18	18
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	100%
Covered loans	—	—	—	—	—
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Balance:
Non-interest bearing	$6,792,497	$6,502,409	$6,294,052	$5,790,579	$5,927,377
NOW and interest bearing demand deposits	2,315,055	2,273,025	2,459,238	2,484,676	2,624,442
Wealth management deposits (1)	2,323,699	2,171,758	2,464,162	2,390,464	2,209,617
Money market	4,515,353	4,607,995	4,449,385	4,555,752	4,441,811
Savings	2,829,373	2,673,201	2,419,463	2,287,958	2,180,482
Time certificates of deposit	4,407,370	4,666,675	4,519,392	4,221,012	4,274,903
Total deposits	$23,183,347	$22,895,063	$22,605,692	$21,730,441	$21,658,632
Mix:
Non-interest bearing	29%	28%	28%	27%	27%
NOW and interest bearing demand deposits	10	10	11	11	12
Wealth management deposits (1)	10	10	11	11	10
Money market	20	20	19	21	21
Savings	12	12	11	11	10
Time certificates of deposit	19	20	20	19	20
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Net interest income - FTE	$221,226	$217,947	$206,108	$194,282	$192,276
Call option income	1,610	1,143	890	759	1,476
Net interest income including call option income	$222,836	$219,090	$206,998	$195,041	$193,752
Yield on earning assets	4.00%	3.96%	3.88%	3.79%	3.64%
Rate on interest-bearing liabilities	0.75	0.73	0.63	0.58	0.58
Rate spread	3.25%	3.23%	3.25%	3.21%	3.06%
Less: Fully tax-equivalent adjustment	(0.04)	(0.03)	(0.02)	(0.03)	(0.02)
Net free funds contribution	0.24	0.23	0.18	0.18	0.17
Net interest margin (GAAP-derived)	3.45%	3.43%	3.41%	3.36%	3.21%
Fully tax-equivalent adjustment	0.04	0.03	0.02	0.03	0.02
Net interest margin - FTE	3.49%	3.46%	3.43%	3.39%	3.23%
Call option income	0.03	0.02	0.01	0.01	0.02
Net interest margin - FTE, including call option income	3.52%	3.48%	3.44%	3.40%	3.25%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

		Years Ended December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Net interest income - FTE	$839,563	$728,145	$646,238	$601,744	$552,887
Call option income	4,402	11,470	15,364	7,859	4,773
Net interest income including call option income	$843,965	$739,615	$661,602	$609,603	$557,660
Yield on earning assets	3.91%	3.67%	3.76%	3.96%	4.01%
Rate on interest-bearing liabilities	0.67	0.57	0.54	0.55	0.63
Rate spread	3.24%	3.10%	3.22%	3.41%	3.38%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.02)	(0.02)	(0.01)
Net free funds contribution	0.20	0.16	0.14	0.12	0.12
Net interest margin (GAAP-derived)	3.41%	3.24%	3.34%	3.51%	3.49%
Fully tax-equivalent adjustment	0.03	0.02	0.02	0.02	0.01
Net interest margin - FTE	3.44%	3.26%	3.36%	3.53%	3.50%
Call option income	0.02	0.05	0.08	0.05	0.03
Net interest margin - FTE, including call option income	3.46%	3.31%	3.44%	3.58%	3.53%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Interest-bearing deposits with banks and cash equivalents	$914,319	$1,003,572	$722,349	$780,752	$1,251,677
Investment securities	2,736,253	2,652,119	2,572,619	2,395,625	2,477,708
FHLB and FRB stock	82,092	81,928	99,438	94,090	131,231
Liquidity management assets	$3,732,664	$3,737,619	$3,394,406	$3,270,467	$3,860,616
Other earning assets	26,955	25,844	25,749	25,236	27,608
Loans, net of unearned income	21,416,369	21,195,222	20,599,718	19,923,606	19,711,504
Covered loans	6,025	48,415	51,823	56,872	59,827
Total earning assets	$25,182,013	$25,007,100	$24,071,696	$23,276,181	$23,659,555
Allowance for loan and covered loan losses	(138,584)	(135,519)	(132,053)	(127,425)	(122,665)
Cash and due from banks	244,097	242,186	242,495	229,588	221,892
Other assets	1,891,958	1,898,528	1,868,811	1,829,004	1,852,278
Total assets	$27,179,484	$27,012,295	$26,050,949	$25,207,348	$25,611,060
NOW and interest bearing demand deposits	$2,284,576	$2,344,848	$2,470,130	$2,512,598	$2,533,638
Wealth management deposits	2,005,197	2,320,674	2,091,251	2,082,285	2,232,451
Money market accounts	4,611,515	4,471,342	4,435,670	4,407,901	4,480,699
Savings accounts	2,741,621	2,581,946	2,329,195	2,227,024	2,087,494
Time deposits	4,581,464	4,573,081	4,295,428	4,236,862	4,232,981
Interest-bearing deposits	$16,224,373	$16,291,891	$15,621,674	$15,466,670	$15,567,263
Federal Home Loan Bank advances	324,748	324,996	689,600	181,338	388,780
Other borrowings	255,972	268,850	240,547	255,012	240,174
Subordinated notes	139,065	139,035	139,007	138,980	138,953
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$17,197,724	$17,278,338	$16,944,394	$16,295,566	$16,588,736
Non-interest bearing deposits	6,605,553	6,419,326	5,904,679	5,787,034	5,902,439
Other liabilities	433,208	431,949	400,971	385,698	430,009
Equity	2,942,999	2,882,682	2,800,905	2,739,050	2,689,876
Total liabilities and shareholders’ equity	$27,179,484	$27,012,295	$26,050,949	$25,207,348	$25,611,060
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	1.18%	1.29%	0.91%	0.84%	0.49%
Investment securities	2.78	2.54	2.55	2.45	2.21
FHLB and FRB stock	5.15	5.23	4.66	4.61	3.47
Liquidity management assets	2.44%	2.26%	2.27%	2.13%	1.70%
Other earning assets	2.27	2.49	2.53	2.95	3.37
Loans, net of unearned income	4.27	4.26	4.15	4.05	4.01
Covered loans	5.66	4.91	5.01	6.55	6.38
Total earning assets	4.00%	3.96%	3.88%	3.79%	3.64%
Rate paid on:
NOW and interest bearing demand deposits	0.24%	0.22%	0.20%	0.18%	0.17%
Wealth management deposits	0.80	0.81	0.55	0.45	0.45
Money market accounts	0.36	0.31	0.24	0.20	0.21
Savings accounts	0.39	0.33	0.26	0.24	0.22
Time deposits	1.09	1.04	0.95	0.89	0.87
Interest-bearing deposits	0.61%	0.58%	0.47%	0.43%	0.42%
Federal Home Loan Bank advances	2.59	2.63	1.71	3.55	2.50
Other borrowings	2.48	2.19	1.92	1.81	1.78
Subordinated notes	5.14	5.10	5.14	5.10	5.12
Junior subordinated debentures	3.55	4.07	3.80	3.80	3.90
Total interest-bearing liabilities	0.75%	0.73%	0.63%	0.58%	0.58%
Interest rate spread	3.25%	3.23%	3.25%	3.21%	3.06%
Less: Fully tax-equivalent adjustment	(0.04)	(0.03)	(0.02)	(0.03)	(0.02)
Net free funds/contribution	0.24	0.23	0.18	0.18	0.17
Net interest margin (GAAP)	3.45%	3.43%	3.41%	3.36%	3.21%
Fully tax-equivalent adjustment	0.04	0.03	0.02	0.03	0.02
Net interest margin - FTE	3.49%	3.46%	3.43%	3.39%	3.23%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Brokerage	$6,067	$5,127	$5,449	$6,220	$6,408
Trust and asset management	15,843	14,676	14,456	13,928	13,104
Total wealth management	21,910	19,803	19,905	20,148	19,512
Mortgage banking	27,411	28,184	35,939	21,938	35,489
Service charges on deposit accounts	8,907	8,645	8,696	8,265	8,054
Gains (losses) on investment securities, net	14	39	47	(55)	1,575
Fees from covered call options	1,610	1,143	890	759	1,476
Trading gains (losses), net	24	(129)	(420)	(320)	1,007
Operating lease income, net	8,598	8,461	6,805	5,782	5,171
Other:
Interest rate swap fees	1,963	1,762	2,221	1,433	2,870
BOLI	754	897	888	985	981
Administrative services	1,103	1,052	986	1,024	1,115
Loss on extinguishment of debt	—	—	—	—	(717)
Early pay-offs of leases	7	—	10	1,211	728
Miscellaneous	8,737	9,874	14,005	7,595	8,014
Total other income	12,564	13,585	18,110	12,248	12,991
Total Non-Interest Income	$81,038	$79,731	$89,972	$68,765	$85,275
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2017	2017	2017	2017	2016
Salaries and employee benefits:
Salaries	$58,239	$57,689	$55,215	$55,008	$53,108
Commissions and incentive compensation	40,723	32,095	34,050	26,643	35,744
Benefits	19,047	16,467	17,237	17,665	15,883
Total salaries and employee benefits	118,009	106,251	106,502	99,316	104,735
Equipment	9,500	9,947	9,909	9,002	9,532
Operating lease equipment depreciation	7,015	6,794	5,662	4,636	4,219
Occupancy, net	14,154	13,079	12,586	13,101	14,254
Data processing	7,915	7,851	7,804	7,925	7,687
Advertising and marketing	7,382	9,572	8,726	5,150	6,691
Professional fees	8,879	6,786	7,510	4,660	5,425
Amortization of other intangible assets	1,028	1,068	1,141	1,164	1,158
FDIC insurance	4,324	3,877	3,874	4,156	4,726
OREO expense, net	599	590	739	1,665	1,843
Other:
Commissions - 3rd party brokers	1,057	990	1,033	1,098	1,165
Postage	1,427	1,814	2,080	1,442	1,955
Miscellaneous	15,291	14,956	15,978	14,803	16,981
Total other expense	17,775	17,760	19,091	17,343	20,101
Total Non-Interest Expense	$196,580	$183,575	$183,544	$168,118	$180,371

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Allowance for loan losses at beginning of period	$133,119	$129,591	$125,819	$122,291	$117,693
Provision for credit losses	7,772	7,942	8,952	5,316	7,357
Other adjustments (1)	698	(39)	(30)	(56)	33
Reclassification (to) from allowance for unfunded lending-related commitments	7	94	106	(138)	(25)
Charge-offs:
Commercial	1,340	2,265	913	641	3,054
Commercial real estate	1,001	989	1,985	261	375
Home equity	728	968	1,631	625	326
Residential real estate	542	267	146	329	410
Premium finance receivables - commercial	2,314	1,716	1,878	1,427	1,843
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	207	213	175	134	205
Total charge-offs	6,132	6,418	6,728	3,417	6,213
Recoveries:
Commercial	235	801	561	273	668
Commercial real estate	1,037	323	276	554	1,916
Home equity	359	178	144	65	300
Residential real estate	165	55	54	178	21
Premium finance receivables - commercial	613	499	404	612	498
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	32	93	33	141	43
Total recoveries	2,441	1,949	1,472	1,823	3,446
Net charge-offs	(3,691)	(4,469)	(5,256)	(1,594)	(2,767)
Allowance for loan losses at period end	$137,905	$133,119	$129,591	$125,819	$122,291
Allowance for unfunded lending-related commitments at period end	1,269	1,276	1,705	1,811	1,673
Allowance for credit losses at period end	$139,174	$134,395	$131,296	$127,630	$123,964
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.07%	0.09%	0.02%	0.03%	0.16%
Commercial real estate	0.00	0.04	0.11	(0.02)	(0.10)
Home equity	0.22	0.46	0.85	0.32	0.01
Residential real estate	0.13	0.08	0.03	0.06	0.13
Premium finance receivables - commercial	0.26	0.18	0.23	0.13	0.22
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.52	0.37	0.45	(0.02)	0.47
Total loans, net of unearned income, excluding covered loans	0.07%	0.08%	0.10%	0.03%	0.06%
Net charge-offs as a percentage of the provision for credit losses	47.49%	56.27%	58.71%	29.98%	37.61%
Loans at period-end	$21,640,797	$20,912,781	$20,743,332	$19,931,058	$19,703,172
Allowance for loan losses as a percentage of loans at period end	0.64%	0.64%	0.62%	0.63%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.63%	0.64%	0.63%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017 (3)	2017	2017	2017	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—	$100	$174
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	3,278	—	179	—	—
Premium finance receivables - commercial	9,242	9,584	5,922	4,991	7,962
Premium finance receivables - life insurance	—	6,740	1,046	2,024	3,717
Consumer and other	40	159	63	104	144
Total loans past due greater than 90 days and still accruing	12,560	16,483	7,210	7,219	11,997
Non-accrual loans:
Commercial	15,696	13,931	10,191	14,307	15,875
Commercial real estate	22,048	14,878	16,980	20,809	21,924
Home equity	8,978	7,581	9,482	11,722	9,761
Residential real estate	17,977	14,743	14,292	11,943	12,749
Premium finance receivables - commercial	12,163	9,827	10,456	12,629	14,709
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	740	540	439	350	439
Total non-accrual loans	77,602	61,500	61,840	71,760	75,457
Total non-performing loans:
Commercial	15,696	13,931	10,191	14,407	16,049
Commercial real estate	22,048	14,878	16,980	20,809	21,924
Home equity	8,978	7,581	9,482	11,722	9,761
Residential real estate	21,255	14,743	14,471	11,943	12,749
Premium finance receivables - commercial	21,405	19,411	16,378	17,620	22,671
Premium finance receivables - life insurance	—	6,740	1,046	2,024	3,717
Consumer and other	780	699	502	454	583
Total non-performing loans	$90,162	$77,983	$69,050	$78,979	$87,454
Other real estate owned	20,244	17,312	16,853	17,090	17,699
Other real estate owned - from acquisitions	20,402	20,066	22,508	22,774	22,583
Other repossessed assets	153	301	532	544	581
Total non-performing assets	$130,961	$115,662	$108,943	$119,387	$128,317
TDRs performing under the contractual terms of the loan agreement	$23,427	$26,972	$28,008	$28,392	$29,911
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.23%	0.22%	0.16%	0.24%	0.27%
Commercial real estate	0.34	0.23	0.27	0.33	0.35
Home equity	1.35	1.13	1.38	1.66	1.34
Residential real estate	2.55	1.87	1.90	1.66	1.81
Premium finance receivables - commercial	0.81	0.73	0.62	0.72	0.91
Premium finance receivables - life insurance	—	0.18	0.03	0.06	0.11
Consumer and other	0.72	0.53	0.44	0.38	0.48
Total loans, net of unearned income	0.42%	0.37%	0.33%	0.40%	0.44%
Total non-performing assets as a percentage of total assets	0.47%	0.42%	0.40%	0.46%	0.50%
Allowance for loan losses as a percentage of total non-performing loans	152.95%	170.70%	187.68%	159.31%	139.83%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $10.1 million, $6.2 million, $5.1 million, $11.3 million and $11.8 million as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.